Exhibit 99.1

ServiceNow Reports Financial Results for First Quarter 2014

First Quarter Revenues Grew 62% Year-over-Year to $139.1 Million

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 23, 2014--ServiceNow® (NYSE: NOW), the enterprise IT cloud company, today announced its financial results for its first quarter of 2014.

First quarter 2014 results:

  Revenues of $139.1 million, an increase of 62% compared to the first quarter of 2013, and an increase of 11% from the fourth quarter of 2013.
  A GAAP net loss for the quarter of $43.3 million, or a $0.30 loss per basic and diluted share, compared with a GAAP net loss of $13.4 million, or a $0.10 loss per basic and diluted share, in the first quarter of 2013.
  A non-GAAP net loss for the quarter of $11.7 million, or a $0.08 loss per basic and diluted share, compared with a non-GAAP net loss of $1.9 million, or a $0.01 loss per basic and diluted share, in the first quarter of 2013 (see the table entitled “Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).
  Deferred revenue of $308.5 million, a 16% increase compared to the $266.7 million reported at the end of the prior quarter.
  Billings of $180.8 million, a 9% increase compared to the $166.2 million reported in the previous quarter and a 64% increase compared to the $110.3 million reported for the same period last year (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).

“We are off to a great start in 2014. We exceeded our previously stated financial outlook on revenue, added 134 net new customers and had nine new deals with an annual contract value in excess of $1 million, a record for ServiceNow,” said Frank Slootman, president and chief executive officer, ServiceNow. “We also continued to penetrate our existing customer base, with upsells comprising 34% of our annual contract value signed in the quarter and revenue per customer of $241,000, an increase of 22% from the same period last year.”

“Our strong first quarter performance included year-over-year billings growth of 64%, and a deferred revenue balance increase of 16% from the end of the prior quarter,” added Michael Scarpelli, chief financial officer, ServiceNow. “We also generated $24.2 million in operating cash flow and $13.2 million free cash flow.”

Financial Outlook

The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense (see table which reconciles these non-GAAP financial measures to the related GAAP measures). Negative numbers are shown in parentheses.

For the second quarter of 2014, we expect:

  Total revenues between $160 and $162 million, representing year-over-year growth between 57% and 58%. Our total second quarter revenue estimate consists of subscription revenues between $128 and $129 million and professional services and other revenues between $32 and $33 million.
  Subscription gross margin of approximately 77%, professional services and other gross margin of approximately 30%, and overall gross margin of approximately 67%. Our professional services and other revenues outlook includes approximately $8 million related to Knowledge, our annual user conference to be held at the end of April, with related expenses of approximately $15 million recorded in sales and marketing.
  Operating margin of approximately (6%).

For the full year 2014, we expect revenues to be in the range of $652 to $657 million, representing year-over-year growth between 54% and 55%. Our total annual revenues estimate consists of subscription revenues between $545 and $547 million and professional services and other revenues between $107 and $110 million.

Knowledge14 and 2nd Annual ServiceNow Financial Analyst Day

ServiceNow will hold its Knowledge14® conference in San Francisco on April 27th through May 1st. Knowledge is the largest gathering of IT professionals using cloud services for enterprise IT service automation. Knowledge14® is expected to attract nearly 6,000 attendees including the world's most recognizable brands. In conjunction with the event, ServiceNow will host its 2nd Annual Financial Analyst Day on Monday April 28th beginning at 8 a.m. PDT (15:00 GMT). A live stream of the Financial Analyst Day can be accessed from the investor relations section of the ServiceNow web site at http://investors.servicenow.com.

Conference Call Details

ServiceNow will host a conference call to discuss its financial results for the first quarter of 2014 to begin today at 2 p.m. PDT (21:00 GMT). Interested parties may listen to the call by dialing 877.474.9503 (passcode: 50280589), or if outside North America, by dialing 857.244.7556 (passcode: 50280589). Individuals may access the live teleconference from the investor relations section of the ServiceNow web site at http://investors.servicenow.com. The webcast will be archived for a period of 30 days.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial 888.286.8010 (passcode: 32040274), or if outside North America, by dialing 617.801.6888 (passcode: 32040274).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense, the amortization of debt discount and issuance costs related to the convertible senior notes, and the related income tax effect of these adjustments. Management believes the presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Billings is calculated as revenue plus the change in total deferred revenue. Management believes billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) errors, interruptions, delays, or security breaches in or of our service or web hosting, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, and (v) our ability to compete successfully against existing and new competitors.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2013 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended March 31, 2014.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow is the enterprise IT cloud company. We transform IT by automating and managing IT service relationships across the global enterprise. Organizations deploy our service to create a single system of record for IT and automate manual tasks, standardize processes and consolidate legacy systems. Using our extensible platform, our customers create custom applications and evolve the IT service model to service domains inside and outside the enterprise. ServiceNow transforms IT from the department of no to the department of now. For more information, visit www.servicenow.com.

ServiceNow, Knowledge and the ServiceNow logo are registered trademarks of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Revenues:
Subscription	$117,375	$71,558
Professional services and other	21,715	14,381
Total revenues	139,090	85,939
Cost of revenues (1):
Subscription	31,189	18,312
Professional services and other	21,925	13,996
Total cost of revenues	53,114	32,308
Gross profit	85,976	53,631
Operating expenses (1):
Sales and marketing	69,416	38,226
Research and development	31,110	16,039
General and administrative	21,631	12,279
Total operating expenses	122,157	66,544
Loss from operations	(36,181)	(12,913)
Interest and other income (expense), net	(5,963)	119
Loss before provision for income taxes	(42,144)	(12,794)
Provision for income taxes	1,167	564
Net loss	$(43,311)	$(13,358)
Net loss per share - Basic and Diluted	$(0.30)	$(0.10)
Weighted-average shares used to compute net loss per share - Basic and Diluted	142,060,025	129,782,029

(1) Includes total stock-based compensation expense as follows:
	Three Months Ended
	March 31, 2014	March 31, 2013
Cost of revenues:
Subscription	$3,076	$1,794
Professional services and other	2,392	821
Sales and marketing	9,043	3,985
Research and development	7,839	3,114
General and administrative	6,879	2,332

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$337,920	$366,303
Short-term investments	317,842	268,251
Accounts receivable, net	107,932	108,339
Current portion of deferred commissions	32,887	31,123
Prepaid expenses and other current assets	32,044	23,733
Total current assets	828,625	797,749
Deferred commissions, less current portion	21,575	21,318
Long-term investments	268,635	255,356
Property and equipment, net	86,200	75,560
Intangible assets, net	5,771	5,796
Goodwill	8,689	8,724
Other assets	4,766	3,973
Total assets	$1,224,261	$1,168,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,664	$7,405
Accrued expenses and other current liabilities	48,619	68,130
Current portion of deferred revenue	294,223	252,553
Total current liabilities	365,506	328,088
Deferred revenue, less current portion	14,249	14,169
Convertible senior notes, net	421,840	414,777
Other long-term liabilities	18,924	17,183
Stockholders’ equity	403,742	394,259
Total liabilities and stockholders’ equity	$1,224,261	$1,168,476

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2014	March 31, 2013

Cash flows from operating activities:
Net loss	$(43,311)	$(13,358)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,938	4,364
Amortization of premiums on investments	1,814	1,095
Amortization of deferred commissions	11,149	5,366
Amortization of debt discount and issuance costs	7,081	—
Stock-based compensation	29,229	12,046
Tax benefit from employee stock plans	(940)	(1,851)
Other	507	581
Changes in operating assets and liabilities:
Accounts receivable	(27)	(2,938)
Deferred commissions	(13,232)	(9,269)
Prepaid expenses and other assets	(8,910)	3,688
Accounts payable	12,075	(1,471)
Deferred revenue	42,172	25,729
Accrued expenses and other liabilities	(21,328)	(8,959)
Net cash provided by operating activities	24,217	15,023
Cash flows from investing activities:
Purchases of property and equipment	(10,968)	(10,415)
Purchases of investments	(134,856)	(55,946)
Sale of investments	25,528	—
Maturities of investments	44,668	55,350
Restricted cash	(55)	—
Net cash used in investing activities	(75,683)	(11,011)
Cash flows from financing activities:
Offering costs paid in connection with follow-on offering	—	(698)
Proceeds from employee stock plans	22,214	21,468
Tax benefit from employee stock plans	940	1,851
Net cash provided by financing activities	23,154	22,621
Foreign currency effect on cash and cash equivalents	(71)	(840)
Net increase/(decrease) in cash and cash equivalents	(28,383)	25,793
Cash and cash equivalents at beginning of period	366,303	118,989
Cash and cash equivalents at end of period	$337,920	$144,782

Calculation of free cash flows (a non-GAAP measure):
Net cash provided by operating activities	$24,217	$15,023
Purchases of property and equipment	(10,968)	(10,415)
Free cash flows	$13,249	$4,608

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2014			March 31, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$117,375	$—	$117,375	$71,558	$—	$71,558
Professional services and other	21,715	—	21,715	14,381	—	14,381
Total revenues	139,090	—	139,090	85,939	—	85,939
Cost of revenues (1):
Subscription	31,189	(3,076)	28,113	18,312	(1,794)	16,518
Professional services and other	21,925	(2,392)	19,533	13,996	(821)	13,175
Total cost of revenues	53,114	(5,468)	47,646	32,308	(2,615)	29,693
Gross profit:
Subscription	86,186	3,076	89,262	53,246	1,794	55,040
Professional services and other	(210)	2,392	2,182	385	821	1,206
Total gross profit	$85,976	$5,468	$91,444	$53,631	$2,615	$56,246

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$69,416	$(9,043)	$60,373	$38,226	$(3,985)	$34,241
Research and development	31,110	(7,839)	23,271	16,039	(3,114)	12,925
General and administrative	21,631	(6,879)	14,752	12,279	(2,332)	9,947
Total operating expenses	$122,157	$(23,761)	$98,396	$66,544	$(9,431)	$57,113

Reconciliation of loss from operations, interest and other income (expense) net, provision for income taxes, net loss, and net loss per share:
Loss from operations	$(36,181)	$29,229	$(6,952)	$(12,913)	$12,046	$(867)
Interest and other income (expense), net (2)	(5,963)	7,081	1,118	119	—	119
Loss before provision for income taxes	$(42,144)	$36,310	$(5,834)	$(12,794)	$12,046	$(748)
Provision for income taxes (1) (2)	1,167	4,680	5,847	564	539	1,103
Net loss	$(43,311)	$31,630	$(11,681)	$(13,358)	$11,507	$(1,851)
Net loss per share - Basic and Diluted	$(0.30)	$0.22	$(0.08)	$(0.10)	$0.09	$(0.01)
Weighted-average shares used to compute net loss per share - Basis and Diluted	142,060,025	—	142,060,025	129,782,029	—	129,782,029

(1) Adjustments include stock-based compensation and the related tax effect.
(2) Adjustments include amortization of debt discount and issuance costs for the convertible senior notes and the related tax effect.

ServiceNow, Inc.
Non-GAAP Billings Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Total revenues	$139,090	$125,230	$85,939
Deferred revenue, end of period	308,472	266,722	194,765
Less: deferred revenue, beginning of period	266,722	225,801	170,361
Billings	$180,840	$166,151	$110,343

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of April 23, 2014. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company's Annual Report on Form 10-K filed on February 28, 2014, the company's Form 10-Q for the quarter ended March 31, 2014 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Three Months Ended
June 30, 2014

Non-GAAP subscription gross margin	77%

Stock-based compensation expense	(3%)

GAAP subscription gross margin	74%

Non-GAAP professional services and other gross margin	30%

Stock-based compensation expense	(11%)

GAAP professional services and other gross margin	19%

Non-GAAP total gross margin	67%

Stock-based compensation expense	(4%)

GAAP total gross margin	63%

Non-GAAP operating margin	(6%)

Stock-based compensation expense	(25%)

GAAP operating margin	(31%)

CONTACT:
Media Contacts:
ServiceNow
Steve Schick, 408-961-2349
press@servicenow.com
or
Schwartz MSL
Kim McCrossen, 781-684-6253
servicenow@schwartzmsl.com
or
Investor Contact:
ir@servicenow.com